                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                _______________


                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report  (Date of earliest event reported): December 14, 1998.


                                7TH LEVEL, INC.
            (Exact name of registrant as specified in its charter)



                        Commission file number 0-24936



              DELAWARE                                  75-2480669
       (State of incorporation)             (I.R.S. Employer Identification No.)

        1201 RICHARDSON DRIVE
             SUITE 277
          RICHARDSON, TEXAS                                     75080
    (Address of principal executive offices)                  (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 498-8100



                                NOT APPLICABLE
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         On December 14, 1998, the Registrant entered into a Subscription Agreement (the "Agreement") with Fletcher International Limited ("Fletcher"). Pursuant to the Agreement, which was consummated on December 15, 1998, Fletcher has invested $5 million in equity into the Registrant and has agreed to provide the Registrant with an equity line of credit under which the Registrant may sell up to an additional $5 million of shares of common stock at the market prices at the time the equity line is used subject to certain conditions. In exchange, Fletcher has received 1,666,667 shares of common stock, a right to purchase 650,000 shares of common stock for $4.50 per share and a right to purchase 100,000 shares of common stock for $.01 per share. Subject to the Registrant's right to repurchase shares of common stock from Fletcher, Fletcher may be entitled to receive additional shares of common stock under certain conditions relating to the market price of the common stock as described in the Agreement. The Agreement is attached as Exhibit 10.44 and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

         10.44 Subscription Agreement, dated as of December 14, 1998, by and between 7th Level, Inc. and Fletcher International Limited.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         7TH LEVEL, INC.
                                         (Registrant)



Date: December 17, 1998              By: /s/ RICHARD S. MERRICK
                                         ------------------------------------
                                         Richard S. Merrick
                                         Chief Executive Officer and Director

                               INDEX TO EXHIBITS

Exhibit No.
-----------

10.44 Subscription Agreement, dated as of December 14, 1998, by and between 7th Level, Inc. and Fletcher International Limited.